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                                ARTICLES OF AMENDMENT
                                        OF THE
                              ARTICLES OF INCORPORATION
                                          OF
                                TIPPERARY CORPORATION

                                     ARTICLE ONE

     The name of the corporation is Tipperary Corporation.

                                     ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted on January 25, 2000.

     Article Four is amended in its entirety which shall read as follows:

                                     ARTICLE FOUR

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventy million (70,000,000) shares, consisting of ten million (10,000,000) shares of Cumulative Preferred Stock of the par value of one dollar ($1.00) per share, ten million (10,000,000) shares of Non-cumulative Preferred Stock of the par value of one dollar ($1.00) per share, and fifty million (50,000,000) shares of Common Stock of the par value of two cents ($.02) per share. The Cumulative Preferred Stock and Non-cumulative Preferred Stock are sometimes hereinafter referred to jointly as the "Preferred Stock" and shall be equal in rights and preferences and in all respects identical except as specifically set forth in the preferences, limitations and relative rights of the Preferred Stock. The preferences, limitations and relative rights of the Preferred Stock and Common Stock shall be as follows:

     (A)  PREFERRED STOCK

     (1) The shares of each class of Preferred Stock may be divided into and issued in series. Each such series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes, and all shares of the Preferred Stock shall be identical, except as set forth in Section 3(a) and Section 4 hereof and as to the following relative rights and preferences, as to which there may be variations between different series:

          (a)  The rate of dividend:

          (b) The price at, and the terms and conditions on which, shares may be redeemed;

          (c) The amount payable upon shares in the event of involuntary liquidation;

          (d) The amount payable upon shares in the event of voluntary liquidation;


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          (e)  Mandatory or optional sinking fund provisions, if any, for the redemption or purchase of shares;

          (f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

          (g) Voting rights, including the number of votes per share, or any fraction thereof, the matters on which such shares can vote and the contingencies which make such voting rights effective.

     (2) The Board of Directors of the Corporation is hereby authorized, from time to time, by resolution or resolutions providing for the issuance thereof, to divide the shares of Cumulative Preferred Stock and Non-cumulative Preferred Stock into and to establish series thereof, to designate each such series, to fix and determine the relative rights and preferences of the shares of any series so established, and to issue and sell any and all of the authorized and unissued shares of Preferred Stock as shares of any series thereof established by action of the Board of Directors pursuant hereto.

     (3) Except as specifically noted, the following provisions shall apply to all shares of the Preferred Stock irrespective of class or series:

          (a) To the extent that the resolution or resolutions creating any series of either class of Preferred Stock shall provide that any dividends shall be paid thereon, the holders of Preferred Stock of each such class and series shall be entitled to receive on the dates and for the periods hereafter specified by the Board of Directors, dividends in cash, payable when, if , and as declared by the Board of Directors out of any funds legally available therefor, at such rates as shall be determined by the Board of Directors for the respective series, from the date upon which such shares shall have been originally issued.

               (i) With respect to Cumulative Preferred Stock, such dividends if any, shall be cumulative from the date of issue, and no dividend (other than a dividend payable in Common Stock of the Corporation) or other distribution shall be paid or declared or made on, and no amounts shall be applied to the purchase or redemption of, Non-cumulative Preferred Stock, the Common Stock or any other class of stock ranking junior to the Cumulative Preferred Stock as to dividends or assets unless: (i) full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment, and full dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared and set apart for payment on outstanding Cumulative Preferred Stock of all series entitled to receive dividends at the rates determined for the respective series; and (ii) after giving effect to such payment of dividends, other distribution, purchase, or payment of dividends, other distribution, purchase, or redemption, the aggregate capital of the Corporation applicable to all capital stock of the Corporation then outstanding, plus the consolidated earned and capital surplus of the Corporation, shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all shares of the Preferred Stock and all stock ranking prior to or on a parity with the Preferred

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Stock as to dividends or assets outstanding after the payment of such dividends, other distribution, purchase, or redemption. Accumulations of dividends shall not bear interest. Dividends shall not be paid or declared and set apart for payment on the Cumulative Preferred Stock of any one series for any dividend period unless dividends have been or are contemporaneously paid or declared and set apart for payment on the Cumulative Preferred Stock of all series entitled thereto for all dividend periods terminating on the same or earlier date.

               (ii) With respect to Non-cumulative Preferred Stock, no dividend (other than a dividend payable in Common Stock of the Corporation) or other distribution shall be paid or declared or made on, and no amounts shall be applied to the purchase or redemption of the Common Stock or any other class of stock ranking junior to the Non-cumulative Preferred Stock as to dividends or assets unless (i) full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment, and full dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared and set apart for payment, on outstanding Cumulative Preferred Stock of all series entitled to receive dividends at the rates determined for the respective series, (ii) full dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared and set apart for payment, on outstanding Non-cumulative Preferred Stock of all series entitled to receive dividends at the rates determined for the respective series, and (iii) after giving effect to such payment of dividends, other distribution, purchase, or redemption, the aggregate capital of the Corporation applicable to all capital stock of the Corporation then outstanding, plus the consolidated earned and capital surplus of the Corporation, shall exceed the aggregate amount payable on involuntary dissolution, liquidation or winding up of the Corporation on all shares of the Preferred Stock and all stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets outstanding after the payment of such dividends, other distribution, purchase, or redemption. Dividends shall not be paid or declared and set apart for payment on the Non-cumulative Preferred Stock of any one series for any dividend period unless dividends have been or are contemporaneously paid or declared and set apart for the payment on Non-cumulative Preferred Stock of all series entitled thereto for all dividend periods terminating on the same or earlier date.

          (b) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntarily, or involuntarily, the holders of Preferred Stock of each class and series then outstanding, without any preference for the shares of any class or series of Preferred Stock over the shares of any other class or series of Preferred Stock, shall be entitled to receive in cash out of the assets of the Corporation, whether capital or surplus or otherwise, before any distribution of the assets shall be made to the holders of Common Stock or of any other class of stock ranking junior to the Preferred Stock as to dividends or assets, the amount determined by the Board of Directors, pursuant to the authority granted in Paragraph (A)(2) of this Article, to be payable on the shares of such series in the event of voluntary or involuntary dissolution, liquidation or winding up, as the case may be, together, in all cases involving the Cumulative Preferred Stock with unpaid accumulated dividends, if any, whether such dividends are earned, declared or otherwise, to the date fixed on all shares of the Preferred Stock. In the event of such voluntary or involuntary dissolution, liquidation or winding up, as the case may be, then the assets available for payment shall be distributed ratably

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among the holders of the Preferred Stock of all classes and series in accordance with the amounts so determined to be payable on the shares of each series in the event of voluntary or involuntary dissolution, liquidation or winding up, as the case may be, in proportion to the full preferential amounts, together with any and all dividend arrearages to which they are respectively entitled. After payment to the holders of the Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of Preferred Stock will have no other rights or claims to any of the remaining assets of the Corporation either upon distribution of such assets or upon dissolution, liquidation, or winding up.
The sale of all or substantially all of the property of the Corporation to, or the merger, consolidation or reorganization of the Corporation into or with, any other corporation, or the purchase or redemption by the Corporation of the shares of its Preferred Stock or its Common Stock or any other class of its stock shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

          (c) So long as full cumulative dividends on all outstanding shares of Cumulative Preferred Stock for all dividend periods ending on or prior to the date fixed for redemption and full dividends on all outstanding shares of Non-cumulative Preferred Stock for the then current dividend period shall have been paid or declared and set apart for payment and subject to any applicable requirements of Texas law, the Corporation may: (i) at the option of the Board of Directors of the Corporation, redeem the whole or any part of the shares of any class or series of Preferred Stock determined by it to be redeemable pursuant to the authority granted in Paragraph (A) (2) of this Article, and without redeeming the shares of any other class or series thereof; or (ii) redeem the whole or any part of any class or series of Preferred Stock to meet any sinking fund requirement determined pursuant to the authority granted in Paragraph (A) (2) of this Article, and without redeeming the shares of any other class or series thereof, in each case on the terms and conditions and at the redemption price so determined for such series, plus the amount of unpaid accumulated dividends, if any, to the date of such redemption. All such redemptions of Preferred Stock shall be effected in accordance with the procedure for redemptions set forth in the Texas Business Corporation Act in effect at the times of such redemptions.

     On or before the date fixed for redemption, the Corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either
(1) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed; or (2) by depositing such sum in a bank or trust company (either such a financial institution located in Texas having capital and surplus of at least ten million dollars ($10,000,000) according to its latest statement of condition, or in such other financial institution which is now or hereafter duly appointed and acting as transfer agent of the Corporation) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the date fixed for redemption, the redemption price on surrender of certificates evidencing the shares of Preferred Stock called for redemption. From and after the date fixed for redemption, (a) the shares shall be deemed to be redeemed; (b) dividends thereon shall cease to accumulate; (c) such setting aside or deposit shall be deemed to constitute full payment for the shares; (d) the shares shall no longer be deemed to be outstanding; (e) the holders thereof shall cease to be shareholders with respect to such shares; and (f) the holders shall have no right with respect thereto, except the

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right to receive their proportionate shares of the funds set aside pursuant hereto or deposited upon surrender of the respective certificates, and any right to convert such shares which may exist. Any interest accrued on funds set aside or deposited pursuant hereto shall belong to the Corporation. If the holders of shares do not, within six (6) years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Corporation the balance of the funds so deposited and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

          (d) So long as full cumulative dividends on all outstanding shares of Cumulative Preferred Stock for all dividend periods and full dividends on all shares of Non-cumulative Preferred Stock for the then current dividend period ending on or prior to the date of purchase shall have been paid or declared and set apart for payment and subject to any applicable requirements of Texas law, the Corporation may purchase, directly or indirectly, shares of Preferred Stock of any class or series to the extent of the aggregate of unrestricted capital surplus and unrestricted reduction surplus available therefor.

          (e) Upon any issue for money or other consideration of any stock of the Corporation that may be authorized from time to time, or treasury stock, no holder of Preferred Stock shall have any preemptive or other right to subscribe for, purchase, or receive any proportionate or other share of the stock so issued, but rather the Board of Directors may dispose of all or any portion of such stock as and when it may determine, free of any such rights, whether by offering the same to shareholders or by sale to other disposition as said Board of Directors may deem advisable.

     (4)  Voting Powers

          (a) Except as provided by law, as set forth herein or as may be provided with respect to any series by the Board of Directors pursuant to the authority granted in Paragraph (A) (2) of this Article, the holders of Preferred Stock shall not have any right to vote for any purpose or on any matter whatsoever, all such voting power being vested exclusively in the shares of Common Stock. Holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders of the Corporation at which they are not entitled to vote.

          (b) The holders of shares of any and all series of Cumulative Preferred Stock outstanding on the record date for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any proposed amendment to these Articles of Incorporation, if such amendment would: (i) increase or decrease the aggregate number of authorized shares of Cumulative Preferred Stock; (ii) increase or decrease the par value of shares of Cumulative Preferred Stock; (iii) effect an exchange, reclassification, or cancellation of all or a part of the shares of Cumulative Preferred Stock; (iv) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into shares of Cumulative Preferred Stock; (v) change the designations, preferences, limitations, or relative rights of any series of Cumulative Preferred Stock at the time outstanding in those respects in which the shares thereof vary from shares of other series of Cumulative Preferred Stock at the time outstanding; (vi) change the shares of Cumulative Preferred Stock, whether with

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or without par value, into the same or a different number of shares either with or without par value, of the same class or another class or classes; (vii) create a new class of Preferred Stock having rights and preferences equal, prior, or superior to the shares of the Cumulative Preferred Stock, or increase the rights and preferences of any class having rights, and preferences equal, prior or superior to the shares of the Cumulative Preferred Stock, or increase the rights and preferences of any class having rights or preferences later or inferior to the shares of the Cumulative Preferred Stock in such a manner as to become equal, prior or superior to the shares of the Cumulative Preferred Stock; or (viii) cancel or otherwise affect accumulated but undeclared dividends on the shares of Cumulative Preferred Stock, and no such proposed amendment shall be deemed to have been adopted and approved without the affirmative vote of holders of that number of shares of Cumulative Preferred Stock then outstanding which shall be required pursuant to the provisions of the Texas Business Corporation Act in effect at the time of such vote.

          (c) The holders of shares of any and all series of Non-cumulative Preferred Stock outstanding on the record date for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any proposed amendment to these Articles of Incorporation, if such amendment would: (i) increase or decrease the aggregate number of authorized shares of Non-cumulative Preferred Stock; (ii) increase or decrease the par value of shares of Non-cumulative Preferred Stock; (iii) effect an exchange, reclassification, or cancellation of all or a part of the shares of Non-cumulative Preferred Stock;
(iv) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into shares of Non-cumulative Preferred Stock; (v) change the designations, preferences, limitations, or relative rights of any series of Non-cumulative Preferred Stock at the time outstanding in those respects in which the shares thereof vary from shares of other series of Non-cumulative Preferred Stock at the time outstanding; (vi) change the shares of Non-cumulative Preferred Stock, whether with or without par value, into the same or a different number of shares either with or without par value, of the same class or another class or classes; or (vii) create a new class of Preferred Stock having rights and preferences equal, prior, or superior to the shares of the Non-cumulative Preferred Stock, or increase the rights and preferences of any class having rights and preferences equal, prior or superior to the shares of the Non-cumulative Preferred Stock, or increase the rights and preferences of any class having rights or preferences later or inferior to the shares of the Non-cumulative Preferred Stock, and no such proposed amendment shall be deemed to have been adopted and approved without the affirmative vote of holders of that number of shares of Non-cumulative Preferred Stock then outstanding which shall be required pursuant to the provisions of the Texas Business Corporation Act then in effect at the time of such vote.

          (d) The holders of shares of any and all classes and series of Preferred Stock outstanding on the record date fixed for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any resolution authorizing: (i) any plan of merger or consolidation involving the Corporation;
(ii) the dissolution of the Corporation; and (iii) the sale, lease, exchange, or other disposition of all, or substantially all, of the property and assets of the Corporation, if not made in the regular course of business, and no such resolution shall be deemed to have been adopted and approved without the affirmative vote of holders of that number of shares of Preferred Stock

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then outstanding which shall be required pursuant to the provisions of the Texas
Business Corporation Act in effect at the time of such vote.

     (B)  COMMON STOCK

     (1)  Dividends

     Subject to the provisions of Paragraph (A)(3)(a) of this Article, and after making such provisions, if any, as may be required for any mandatory sinking fund applicable to any class or series of Preferred Stock, cash dividends may be paid on the Common Stock to the exclusion of the Preferred Stock as and when declared by the Corporation out of any funds legally available for the payment of cash dividends.

     (2)  Voting Rights

     The holders of shares of Common Stock issued and outstanding, except where otherwise provided by law or by these Articles of Incorporation, shall have and possess the exclusive rights to notice of stockholders' meetings and the exclusive voting rights and powers. Each holder of Common Stock shall be entitled to cast one vote for each share of stock registered in the name of the holder on the books of the Corporation.

     (3)  Distribution of Assets

     In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set aside in cash for the holders of Preferred Stock the full preferential amounts, together with any and all dividend arrearages, to which they are entitled pursuant to the provisions of Part (A) of this Article, the funds, assets, and property of the Corporation shall be distributed pro rata to the holders of Common Stock.

                                    ARTICLE THREE

     This amendment does not effect any change in stated capital.

                                     ARTICLE FOUR

     The number of shares of Common Stock of the Corporation outstanding and entitled to vote at the time of adoption of the amendment was 15,152,157. There were no other shares of the Corporation entitled to vote at the time of adoption of the amendment.

                                     ARTICLE FIVE

     The number of shares of Common Stock voted for was 12,934,453; the number of shares of Common Stock voted against such amendment was 1,269,026. The shares voting for the amendment

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were sufficient to adopt the amendment under the Texas Business Corporation Act and the Articles of Incorporation of the Corporation.

Dated: January 25, 2000                 TIPPERARY CORPORATION



                                   By:  /s/ David L. Bradshaw
                                        --------------------------------------
                                         David L. Bradshaw, President and
                                         Chairman of the Board

                                   /s/ Elaine R. Treece
                                   -------------------------------------------
                                   Elaine R. Treece, Secretary

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